Exhibit 10.07
                              Memorandum of understanding - commission fees

                                September 1, 1999

Via Fax

Mr. Fouad Behbehani
Chairman
Sayed Hamid Behbehani & Sons Co. W.L.L.
Dasman Complex, Block 3, 3rd Floor, Sharq
P.O. Box 3065, Safat 13021, Kuwait

                  Re:      Memorandum of Understanding

Dear Mr. Behbehani:

Per our telephone conversations, this letter will memorialize that as of October 1999, Sayed Hamid Behbehani & Sons Co. W.L.L. ("SHBC") will discontinue paying Telesource International, Inc. ("Telesource") a monthly advance commission fee.

Furthermore, as of October 1999, SHBC will purchase goods and services from Telesource on a "need be" basis. Such purchases will be subject to a 7.5% commission.

Finally, as of October 1999, SHBC will pay Telesource's reasonable travel and per diem expenses associated with any SHBC purchases from Telesource.

If the above corresponds to your understanding, kindly sign below and return this letter to us by fax. As always, should you have any questions or comments, please do not hesitate to contact us. Telesource appreciates the opportunity to be of service to SHBC and will continue to provide SHBC with quality products and services at low prices.

                                            With Best Regards,


                                            Nidal Z. Zayed
                                            Director & Executive VP
Acknowledged:

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Fouad Behbehani                                               Date
Chairman, SHBC

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